
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                     122,164,738
<SECURITIES>                                         0
<RECEIVABLES>                                  432,303<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             137,091,707<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               137,091,707<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            19,979,108<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             9,761,684
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             10,217,424
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         10,217,424
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                10,217,424
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $432,303.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $14,494,666.
<F3>Liabilities include redemptions payable of $1,734,131, accrued management fee of $332,224, and administrative expenses payable of $134,429.
<F4>Total revenues include realized trading revenue of $22,181,034, net change in unrealized of $(6,189,622) and interest income of $3,987,696.

